UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2015 (January 20, 2015)

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement and Advisory Agreement with Mitchell S. Klipper

Effective on January 20, 2015 (the “Effective Date”), Barnes & Noble, Inc. (the “Company”) entered into a Retirement and Advisory Agreement with Mitchell S. Klipper (the “Advisory Agreement”), pursuant to which he will retire as the Chief Executive Officer – Barnes & Noble Retail Group and transition to Special Advisor to the Company.  Mr. Klipper was previously employed with the Company pursuant to an employment agreement, dated as of March 17, 2010 (the “Prior Agreement”), filed as Exhibit 10.2 to the Company’s Form 8-K filed on March, 19, 2010.  The Advisory Agreement amends the Prior Agreement.  Mr. Klipper will remain in his current position as the Chief Executive Officer – Barnes & Noble Retail Group from the Effective Date through May 2, 2015 (the “Remaining Term”).  Beginning on May 3, 2015 and ending on May 3, 2019 (the “Advisory Term”), Mr. Klipper will serve as Special Advisor to the Company.

Mr. Klipper will be entitled to his current annual base salary through the Remaining Term and he will be entitled to his annual bonus for the Company’s 2015 fiscal year, ending May 2, 2015, determined as set forth in his Prior Agreement and based on his current annual target bonus.  During the Advisory Term, his annual base salary will be $400,000.00 and he will not be eligible to receive an annual bonus (other than his bonus for the Company’s 2015 fiscal year).  From the Effective Date through the termination of the Advisory Term, Mr. Klipper will also receive any benefits to which he is entitled under the employee benefits plans that the Company provides for its employees and executive officers generally, as well as certain other benefits.  Under the Advisory Agreement, all outstanding unvested equity awards held by Mr. Klipper will vest upon the Effective Date.

During the Remaining Term, Mr, Klipper will continue to be eligible for the severance benefits payable under the Prior Agreement.  During the Advisory Term, in the event that his employment is terminated by the Company without “cause” or if he voluntarily terminates his employment for “good reason”, in each case as defined in the Prior Agreement, subject to the execution of a release of claims against the Company and provided he has not materially breached the Prior Agreement or the Advisory Agreement, Mr. Klipper will be entitled to (i) a payment equal to the annual base salary he would have received had he remained employed through the remaining term of the Advisory Agreement and (ii) continued benefits through the remaining term of the Advisory Agreement.  Upon any other termination of employment during such period, Mr. Klipper will only be entitled to receive any earned but unpaid salary through the date of termination and continued health and medical benefits through May 3, 2019.  During the Remaining Term, Mr. Klipper will continue to be eligible for payments in connection with a “change of control” under the Prior Agreement, but he will not be eligible for such payments thereafter.

The foregoing description of the Advisory Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Advisory Agreement filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(c)   Exhibits:

Exhibit No.	Description of Exhibit
10.1	Retirement and Advisory Agreement between Barnes & Noble, Inc. and Mitchell S. Klipper, dated January 20, 2015

99.1	Press Release of Barnes & Noble, Inc., dated January 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: January 20, 2015	By:	/s/ Bradley A. Feuer
Name: Bradley A. Feuer
Title: Vice President, General Counsel and Corporate Secretary

Barnes & Noble, Inc.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Retirement and Advisory Agreement between Barnes & Noble, Inc. and Mitchell S. Klipper, dated January 20, 2015

99.1	Press Release of Barnes & Noble, Inc., dated January 20, 2015